                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-86048 and 333-37130) of Aspect Medical Systems, Inc., of our report dated March 10, 2005, with respect to the consolidated financial statements of Aspect Medical Systems, Inc., Aspect Medical Systems, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Aspect Medical Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                    /s/ Ernst & Young LLP

Boston, Massachusetts
March 10, 2005